UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2006
ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(602) 286-5520
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events
     On August 29, 2006, OrthoLogic Corp. announced by press release the results of preliminary interim analysis of data from its Phase 2b dose-ranging clinical trial of the novel synthetic peptide Chrysalin® (TP508) in unstable, displaced distal radius (wrist) fractures and termination of the Phase 2b study. In the dataset of 240 subjects as a group that were evaluable in the Phase 2b interim analysis, treatment with Chrysalin did not demonstrate benefit compared to placebo in the primary efficacy endpoint of time to removal of immobilization. Individual findings of efficacy in secondary endpoints, including radiographic healing, were not seen in this interim analysis. Further, no dose response relationship was observed. The trial met the pre-specified safety endpoint by demonstrating no significant difference in the incidence of adverse events between the Chrysalin and placebo groups. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

99.1	Press release dated August 29, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2006	ORTHOLOGIC CORP.
/s/ John M. Holliman, III
John M. Holliman, III
Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 29, 2006